Exhibit 99.1

GLEACHER & COMPANY REGAINS COMPLIANCE WITH NASDAQ LISTING RULES

NEW YORK, N.Y.— June 17, 2013  —Gleacher & Company, Inc. (Nasdaq: GLCH) announced that it has been notified by The NASDAQ Stock Market LLC (“NASDAQ”)  that it has regained compliance with the minimum bid price requirement under the NASDAQ listing standards.  NASDAQ also confirmed that the Company is in compliance with all other applicable requirements for listing on The NASDAQ Global Market.

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